AMENDMENT

 TO THE

ASSIGNMENT AND LICENSED RIGHTS AGREEMENT

This Amendment to the Assignment and Transfer Agreement (“Agreement”) is made as of March 9th, 2015 (“Effective Date”) between PearTrack Security Systems, Inc. a Nevada corporation at 1327 Ocean Avenue Suite B, Santa Monica, CA 90401(“PTSS”), and PearLoxx Limited, incorporated and registered in England and Wales, whose registered office is at Enterprise House, 97 Alderley Road, Wilmslow, Cheshire, UK SK9 1PT (“PearLoxx”) (PTSS and PearLoxx are each a “Party” and together, the “Parties”). In consideration of the mutual promises and covenants contained in this Agreement, the parties agree as follows:

1.                  Definitions

1.1.            “Assigned Property”means the Intellectual Property listed in Exhibit “A” being all Intellectual Property Rights contributed by PearTrack Systems Limited forming a part of, embodied in or necessary for use of the PearLoxx Product and all foreground intellectual property created by PearLoxx or by a contractor on behalf of any party to the PearLoxx Agreement in the course of or in connection with the creation of the PearLoxx Product.

1.2.            “Adjusted Gross Revenue”means the gross revenue generated by the sale of the PearLoxx Product, less the cost of goods, sales and marketing and taxes.

1.3.            “Cost of goods” means the cost to manufacture the PearLoxx Product plus the cost to deliver the PearLoxx Product to the customer. (PTSS anticipates that its manufacturing partner will send the units directly to the customer and those costs will be added to the cost of goods to PTSS.)

1.4.             “Sales and Marketing” means:

a)                  the sales and marketing cost attributed to the sale and marketing endeavours specific to the PearLoxx Product.  General sales and marketing for PearTrack, as a Company, or its general branding and corporate communications material will not be included. Specific expense line items attributable would be as follows: collateral material, printing material, travel, phone, dinners, and traditional marketing related items; and

b)                  Sales channel expenses such as distributor and sales agent costs, sales commissions and any and all fees related to the sale of the PearLoxx Product.

1.5.            “Taxes”means any tax, levy, impost, fee, assessment, deduction or charge made by any taxing authority on the manufacture, sale or delivery of the PearLoxx Product.

1.6.            “Licensed Rights”means the property listed in Exhibit “B”, namely the rights licensed by Nils Agne Emanuel Olsson and Sweloxx Scandinavia AB to PearLoxx under Agreement of 12 October 2012 as set out in Exhibit “B” comprising all Intellectual Property and Intellectual Property Rights forming a part of, embodied in or necessary for the use of the Licensed Rights.

1.7.            “PearLoxx Product”means a locking device containing a battery powered GPS Tracking and Asset Monitoring capability using the respective technologies of both PearTrack Systems Limited and Sweloxx Scandinavia AB, as further defined in Exhibit “C”.

1.8.            “Intellectual Property”means all technology and intellectual property, regardless of form, including without limitation: published and unpublished works of authorship, including without limitation audiovisual works, collective works, computer programs, compilations, databases, derivative works, literary works, mask works, and sound recordings (“Works of Authorship”); inventions and discoveries, including without limitation articles of manufacture, business methods, compositions of matter, improvements, machines, methods, and processes and new uses for any of the preceding items (“Inventions”); words, names, symbols, devices, designs, and other designations, and combinations of the preceding items, used to identify or distinguish a business, good, group, product, or service or to indicate a form of certification, including without limitation logos, product designs, and product features (“Trademarks”); and information that is not generally known or readily ascertainable through proper means, whether tangible or intangible, including without limitation algorithms, customer lists, ideas, designs, formulas, know-how, methods, processes, programs, prototypes, systems, and techniques (“Confidential Information”).

1.9.            “Intellectual Property Rights”means all rights in, arising out of, or associated with Intellectual Property in any jurisdiction, including without limitation: rights in, arising out of, or associated with Works of Authorship, including without limitation rights in mask works and databases and rights granted under the Copyright Act (“Copyrights”); rights in, arising out of, or associated with Inventions, including without limitation rights granted under the Patent Act (“Patent Rights”); rights in, arising out of, or associated with Trademarks, including without limitation rights granted under the Lanham Act (“Trademark Rights”); rights in, arising out of, or associated with Confidential Information, including without limitation rights granted under the Uniform Trade Secrets Act (“Trade Secret Rights”); rights in, arising out of, or associated with a person’s name, voice, signature, photograph, or likeness, including without limitation rights of personality, privacy, and publicity (“Personality Rights”); rights of attribution and integrity and other moral rights of an author (“Moral Rights”); and rights in, arising out of, or associated with domain names (“Domain Name Rights”).

2.                  Assignment. PearLoxx hereby perpetually, irrevocably, and unconditionally assigns, transfers, and conveys to PTSS and its successors and assigns, all of PearLoxx’s right, title, and interest in and to the Assigned Property. PearLoxx further perpetually, irrevocably, and unconditionally assigns, transfers, and conveys to PTSS and its successors and assigns all claims for past, present and future infringement or misappropriation of the Intellectual Property Rights included in the Assigned Property, including all rights to sue for and to receive and recover all profits and damages accruing from an infringement misappropriation prior to the Effective Date as well as the right to grant releases for past infringements. PearLoxx hereby waives and agrees not to enforce all Moral Rights and all Personality Rights that PearLoxx may have in the Assigned Property.

3.                  Licensed Rights:Subject to Clause 4 and Clause 8, PearLoxx hereby grants to PTSS and its successors and assigns the right to use the Olsson Licensed Rights and Sweloxx Licensed Rights as comprised within the PearLoxx Product including all rights to sue for and to receive and recover all profits and damages accruing from any infringement, misappropriation of those Licensed Rights from the date of signing this Agreement.

4.                  No Restriction:  The transfer of the Licensed Rights from PearLoxx to PTSS shall not in any way inhibit or prevent the right of Sweloxx Scandinavia AB to continue its business of constructing, marketing, selling and distributing its own patented locks and related products worldwide, including the so called “Permanent Unit”, which is a locking device permanently affixed to a container, as well as a free standing clip-on housing gadget, offered as an option to buyers of the Sweloxx locks.

5.                  Consideration.

5.1.            Royalties.In consideration for the assignment of the Assigned Property and grant of the rights to use the Licensed Rights, PTSS shall pay to PearLoxx the following by way of royalties based upon the Adjusted Gross Revenue generated from the sale of the PearLoxx System:

a)                  Five percent (5%) of the Adjusted Gross Revenue generated by sales of the PearLoxx Product between one dollar (US $1.00) and five million dollars (US $5,000,000); and

b)                  Three percent (3%) of the Adjusted Gross Revenue generated by sales of the PearLoxx Product between five million and one dollars (US $5,000,001) and ten million dollars (US $10,000,000); and

c)                  Two and one half percent (2.5%) of the Adjusted Gross Revenue generated by sales of the PearLoxx Product above ten million and one dollars (US $10,000,001).

All payments hereunder shall be made in U.S. dollars via wire transfer of immediately available funds to an account designated by PearLoxx within sixty (60) days after the end of each calendar quarter.

5.2.            Equity.  In consideration for the assignment of the Assigned Property and grant of the rights to use the Licensed Rights PTSS shall grant to PearLoxx and or its designee, the right to purchase five million seven hundred six thousand five hundred and six (5,706,506) shares of PTSS Common stock at par value $.001. The Stock Purchase Agreement is attached hereto as Exhibit “B”.

5.3.            Consulting Agreement.In consideration for the assignment of the Assigned Property and grant of the rights to use the Licensed Rights, PTSS shall enter into a Consulting Agreement with PearLoxx and/or its designee. The Consulting Agreement is attached hereto as Exhibit “C”.

6.                  Reports, Books and Records; Audit; Late Payments and Taxes.

6.1.            Reports. Within sixty (60) days after the last day of each quarter during the Term, PTSS shall submit to PearLoxx a written statement (the “Quarterly License Reporting Statement”) detailing with respect to the preceding quarterly period: (a) all PearLoxx Product Gross Revenueand Adjusted Gross Revenue; and (b) Royalty to be paid to PearLoxxunder this Agreement based on such Gross Revenue.

6.2.            Adjustments.  If PTSS has to reverse previously recognized Adjusted Gross Revenue reported under a previous Quarterly License Reporting Statement, PTSS can claim credit on a subsequent Quarterly License Reporting Statement for the same quarter it reverses the previously recognized Adjusted Gross Revenue in PTSS’ income statement.  Such credit will not exceed the amount of Royalty to be paid in the then-current quarter, but the unused credit may be carried over to succeeding quarters.

6.3.            Payment Timing.  PTSS shall pay PearLoxx, on a quarterly basis, the Royalty amounts reported in the Quarterly License Reporting Statement for such quarter not later than sixty(60) days after the end of such quarter.

6.4.            Books and Records. PTSS shall maintain appropriate books of account and records with respect to PearLoxx Product Gross Revenue,Adjusted Gross Revenue and Royalty in accordance with generally accepted accounting principles and shall make complete and accurate entries concerning all transactions relevant to the Agreement. All such books of account and records shall be kept available by PTSS for no less than three (3) years after the end of each calendar year, or, in the event of a dispute between the parties involving in any way those books of accounts and records, until such time as the dispute will have been resolve, whichever is later.

6.5.            Audit. PearLoxx shall have the right during the Term and for a period of three (3) years after the end of the calendar year, or, in the event of a dispute concerning the accuracy and/or correctness of a Quarterly License Reporting Statement or any other payment made under this Agreement, until the dispute is resolved, whichever is later, through an independent public accountant or other qualified expert selected by PearLoxx and reasonably acceptable to PTSS, in inspect and examine PTSS’ relevant books of accounts and records, server log files and other documents (including, without limitation, vouchers, records, purchase orders, sales orders, re-orders, agreements and technical information) relating to the subject matter of this Agreement. Such inspection and examination shall be done to confirm that appropriate payments have been made or that the PearLoxx Patents are being used only within the license granted under this Agreement. There shall be only one such audit per calendar year. Any such audit shall take place upon reasonable prior written notice to PTSS and during PTSS’ regular business hours. Except as set forth in Section 6.6, the cost of such audit shall be borne by PearLoxx.

6.6.            Late Payments. PearLoxx shall be entitled to charge, and PTSS shall pay, interest on any overdue amounts under this Agreement at the rate of one percent (1%) per month (or part thereof), or at such lower rate as may be the maximum rate allowed under applicable law. In the event that an audit reveals any undisputed underpayment, PTSS shall, within thirty (30) days after written notice from PearLoxx, make up for such underpayment by paying the difference between amounts the audits reveals and the amounts PTSS actually paid, together with such interest on such difference. If the underpayment is more than ten percent (10%), PTSS shall pay the reasonable cost of the audit.  If any amount is overdue by more than ninety (90) days, in addition to any other remedies PearLoxx may have under this Agreement, PearLoxx can turn over the right to collect such overdue amounts to a collection agency. PTSS shall be responsible for any reasonable costs incurred by PearLoxx or such collection agency in collecting any amount that is overdue by more than ninety (90) days including, but not limited to, reasonable attorney’s fees.

6.7.            Taxes. In addition to the fees, royalties and other charges set forth in this Agreement, PTSS shall pay all taxes, duties and levies imposed by all national, state, province and local authorities (including, without limitation, export, sales, use and excise) based on the transactions or payments under this Agreement. Amounts payable to PearLoxx by PTSS hereunder shall be paid without deduction or withholding for or on account of any present or future tax, levy, impost, fee, assessment, deduction or charge by any taxing authority except the withholding tax deductible on any tax based PearLoxx income.

7.                  Term and Termination.

7.1.            This Agreement shall continue indefinitely unless or until terminated for cause by one of the following occurrences namely if:

a)                  PTSS breaches any material provision of this Agreement and fails to remedy such breach within ninety (90) days of PearLoxx’s written notice of such breach (or, if such breach cannot be remedied in that time, fails to commence remedial procedures within said ninety (90) day period and diligently prosecutes the cure to completion);

b)                  Any payment due PearLoxx hereunder, including additional payments found due as the result of an audit conducted pursuant to section 6.5 and 6.6 hereof and interest due thereon, remains unpaid for a period of more than sixty days from the date said payments first became due and payable.

c)                  PTSS dissolves, becomes insolvent or makes a general assignment for the benefit of its creditors; or

d)                  a voluntary or involuntary petition or proceeding is commenced by or against PTSS under the applicable bankruptcy laws or any other statute of any state or country relating to insolvency or the protection of the rights of creditors, or any other insolvency or bankruptcy proceeding or other similar proceedings for the settlement of PTSS’s debt is instituted.

7.2.            Injunctive Relief.  If PearLoxx terminates this Agreement in accordance with Section 7.1 and PTSS thereafter makes, uses or sells systems, methods, apparatuses or code modules covered by one or more of the claims of the Licensed Patents of Sweloxx or Nils Olsen, then PearLoxx shall, at its option, be entitled to seek an injunction to prohibit such activity and, in any event, shall be entitled to money damages, together with attorneys fees for enforcement of this Agreement.

7.3.            Effect of Termination. Upon the expiration or sooner termination of this Agreement:

a)                  All rights and licenses granted to PTSS hereunder of the Licensed Rights will terminate, and PTSS shall cease use of the Licensed Rights;

b)                  PTSS will destroy or return to PearLoxx all Confidential Information of PearLoxx and all copies of any of the foregoing;

c)                  PearLoxx, at its option, will destroy or return to PTSS all Confidential Information of PTSS and all copies of the foregoing.

8.                  Confidentiality. PearLoxx must not use any Confidential Information assigned as part of the Assigned Property except for the benefit of PTSS. PearLoxx must not disclose such Confidential Information to third parties. PearLoxx must take reasonable steps to maintain the confidentiality and secrecy of such Confidential Information and to prevent the unauthorized use or disclosure of such Confidential Information. Any breach of these restrictions will cause irreparable harm to PTSS and will entitle PTSS to injunctive relief in addition to all applicable legal remedies.

9.                  Representations and Warranties. PearLoxx represents and warrants to PTSS that: PearLoxx exclusively owns all right, title, and interest in and to the Assigned Property and has the right to transfer its license of the Licensed Rights; PearLoxx has not granted and will not grant any licenses or other rights to the Assigned Property or Licensed Rights to any third party; the Assigned Property is free of any liens, encumbrances, security interests, and restrictions on transfer; to PearLoxx’s knowledge, the Intellectual Property that is assigned as part of the Assigned Property does not infringe Intellectual Property Rights of any third party; and there are no legal actions, investigations, claims, or proceedings pending or threatened relating to the Assigned Property

10.               Indemnification. PearLoxx will defend, indemnify, and hold harmless PTSS, and PTSS’s officers, directors, shareholders, successors, and assigns, from and against all losses, liabilities, and costs including, without limitation, reasonable attorneys’ fees, expenses, penalties, judgments, claims and demands of every kind and character that PTSS, its officers, directors, shareholders, successors, and assigns may incur, suffer, or be required to pay arising out of, based upon, or by reason of: the breach by PearLoxx of any of the representations or warranties made by PearLoxx under this Agreement; PearLoxx’s use of the Assigned Property prior to the date of this Agreement; or PearLoxx’s failure to perform its obligations under this Agreement.

11.              Further Assurances

11.1.        Assistance. PearLoxx will take all action and execute all documents as PTSS may reasonably request to effectuate the transfer of the Assigned Property and the vesting of complete and exclusive ownership of the Assigned Property in PTSS. In addition, PearLoxx will, at the request and sole cost and expense of PTSS, but without additional compensation, promptly sign, execute, make, and do all such deeds, documents, acts, and things as PTSS may reasonably require:

a)                   to apply for, obtain, register, maintain and vest in the name of PTSS alone (unless PTSS otherwise directs) Intellectual Property Rights protection relating to any or all of the Assigned Property in any country throughout the world, and when so obtained or vested, to renew and restore the same;

b)                  to defend any judicial, opposition, or other proceedings in respect of such applications and any judicial, opposition, or other proceedings or petitions or applications for revocation of such Intellectual Property Rights; and

c)                  to assist PTSS with the defence and enforcement of its rights in any registrations issuing from such applications and in all Intellectual Property Rights protection in the Intellectual Property.

12.              Power of Attorney. If at any time PTSS is unable, for any reason, to secure PearLoxx’s signature on any letters patent, copyright, or trademark assignments or applications for registrations, or other documents or filings pertaining to any or all of the Assigned Property, whether because of PearLoxx’s unwillingness, or for any other reason whatsoever, PearLoxx hereby irrevocably designates and appoints PTSS and its duly authorized officers and agents as its agents and attorneys-in-fact, to act for and on its behalf and stead to execute and file any and all such applications, registrations, and other documents and to do all other lawfully permitted acts to further the prosecution thereon with the same legal force and effect as if executed by PearLoxx.

13.              Miscellaneous

13.1.        Injunctive Relief.A breach of this Agreement may result in irreparable harm to PTSS and a remedy at law for any such breach will be inadequate, and in recognition thereof, PTSS will be entitled to injunctive and other equitable relief to prevent any breach or the threat of any breach of this Agreement by PearLoxx without showing or proving actual damages.

13.2.        Binding on Successors.This Agreement will inure to the benefit of, and be binding upon, the parties, together with their respective representatives, successors, and assigns, except that PearLoxx may not assign this Agreement without the consent of PTSS.PTSS may assign this Agreement in its discretion.

13.3.        Governing Law and Jurisdiction.This Agreement will be governed by, and construed in accordance with, the laws of the State of California without reference to its conflict of laws provisions. With respect to any dispute arising out of or related to this Agreement, the parties consent to the exclusive jurisdiction of, and venue in, the federal and state courts located in Los Angeles County, California.

13.4.        Amendment and Waiver.This Agreement may not be amended or modified unless mutually agreed upon in writing by the parties and no waiver will be effective unless signed by the party from whom such waiver is sought. The waiver by any party of a breach of any provision of this Agreement will not operate or be construed as a waiver of any subsequent breach.

13.5.        Severability.If any provision of this Agreement is held invalid by any court of competent jurisdiction, such invalidity will not affect the validity or operation of any other provision, and the invalid provision will be deemed severed from this Agreement.

14.              Entire Agreement.This Agreement is the entire agreement concerning the subject matter hereof. It supersedes all prior and contemporaneous agreements, assurances, representations, and communications between the parties.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

PEARLOXX: PEARLOXX LIMITED

/s/ Dimitri Papalios

By: Dimitri Papalios

Title: President

PTSS: PEARTRACK SECURITY SYSTEMS, INC.

/s/ Edward W. Withrow, Jr.

By: Edward W. Withrow Jr.

Title: CEO

The following areas of interest define the PearTrack Intellectual Property portfolio:

Firmware

Software IP includes but is not limited to; embedded software contained within an application specific hardware platform. Firmware may be in the form of a pre or post-compiled code.

Product	File Name or Location	Description	Status
PT-30RC	PT-30_FW_v0.4	Operating Software for next generation rechargeable units.	Alpha
PT-90RC	PT-90_FW_v0.8	Operating Software for next generation rechargeable units.	Alpha
PT-xxx	bt2_3_51.hex	Embedded software for PT-xxx v1.4x hardware platform	Released
PT-xxx	bt2_3_60.hex	Embedded software for PT-xxx v1.5x hardware platform	Released

Hardware

Hardware IP includes but is not limited to; Application specific electronic system(s) and/or design that are normally in the form of schematic and printed circuit board design files.

Product	File Name or Location	Description	Status
PT-30RC	PT-30_v2_4_SCH	PT-30 Schematic design	Beta
PT-30RC	PT-30v2_5_PCB	PT-30 PCB Design	Beta
PT-30RC	PT-30v2_BOM	PT-30 PCBA Bill of Materials	Beta
PT-90RC	PT-90v1_2_SCH	PT-90 Schematic design	Beta
PT-90RC	PT-90v2_6_PCB	PT-90 PCB Design (also for PT-100)	Beta
PT-90RC	PT-90v1_2_BOM	PT-90 PCBA Bill of Materials	Beta
PT-xxx	PT-xxx v1_52_SCH	PT-xxx Schematic design – common to all non-rechargeable units	Released
PT-xxx	PT-xxx v1_55_PCB	PT-xxx PCB Design – common to all non-rechargeable units	Released
PT-xxx	PT-xxx BOM rev 1.54	PT-xxx PCBA Bill of Materials – common to all non-rechargeable units	Released

Mechanical

Design IP being pledged includes but is not limited to; Product or Production tooling, Fixtures, etc.

Product	File Name or Location	Description	Status
PT-30RC	PT-30_Case	PT-30 Enclosure case tooling. Held by Colemart Ltd Liverpool	Released
PT-90RC	PT-90v1_0_Enc	PT-90 Enclosure Design – not yet tooled	Prototype
PT-500	PT-500_Bat_Clamp	PT-700 Battery clamp tooling. Currently held by NBKEAO, China	Released
PT-700	PT-700_Bat_Clamp	PCB support frame for PT-xxx units Held by NBKEAO, China	Released
PT-xxx	PT-xxx_PCB_Frame	PCB support frame for PT-xxx units Held by NBKEAO, China	Released

Software

Software IP includes but is not limited to; Software applications, interfaces, and tools. i.e. Web portal tracking platform, Back-office services, and Hardware programming tools. Software may be in the form of pre or post-complied code.

Name	File Name or Location	Description	Status
PT_Comm	PearTrack Communication Protocol Manual v1_2	Hardware communication protocols as defined in the document for non-rechargeable PT-xxx family	Released
Poll_App	poll.exe	PC based SMS and GPRS Rx driver SW for the PT-xxx family (dev only)	Released
BTemu_App	btemu.exe	PC based incoming GPRS emulator, used for testing GPRS server software (dev only).	Released
GPRS_App	gprs.exe	PC app which receives data from PT-xxx and displays the data (dev only)	Released
BasicTrak	In version control, as found at; https://pl3.projectlocker.com/BAKTRAK	Minimal functionality web tracking application with only a tracking page, history, a unit status page and user preference page	Released
Corptrak	In version control, as found at; https://pl3.projectlocker.com/BAKTRAK	High end tracking portal / web application as found at Multiple web sites are available by using different CSS per site.	Released
PT_DAL	Data Access Layer	Consists of a number of databases, tables, functions, stored procedures and jobs. These together form the core data handling functions of the platform as well as serving the web applications.	Released
Listener	TrakPortX	IP port monitor and incoming communication handler	Released
Parser	TrakParserX	Monitors the database looking at the parser queue, and decodes incoming data	Released
Geoparser	TrakGeocodeX	Monitors the database looking at the GeoCode parser queue. Once a message is found the geoparser performs a Reverse Geocode function	Released
Port Watchdog	TrakWatchDog	Listener access monitor. Email and SMS alerts to system administrator	Released
Web Watchdog	TrakWatchDogWeb	HTTP connection monitor. Email alerts to system admin in event of error	Released
GCH Admin	In version control, as found at; http://Admin.pmvision-software.co.uk	System admin / developer tools as found at; To enable the set up of backend items to run the various wed applications.	Released
View Data	As found at; http://79.171.34.59:48100	Web tool to allow hardware developers to see messages coming into the platform in their raw state.	Released
Web Services	wsPassthrough.asmx wsMessagesBasic.asmx	Provides external comm. to the platform via webservices to send and receive data	Released
PT-xxx	eerom_51.exe	Configuration tools for writing EERom file for PT-xxx units version bt2_3_51 FW	Released
PT-xxx	eerom_60.exe	Configuration tools for writing EERom file for PT-xxx units version bt2_3_60 FW	Released

COMMON STOCK PURCHASE AGREEMENT

            THIS AGREEMENT is made and entered into this 9th day of March 2015, by and between PearTrack Security Systems, Inc., a fully reporting Nevada corporation, at 1327 Ocean Avenue Suite B Santa Monica, CA 90401 (“Seller” or “PTSS”) and Brook Invest & Finance S.A.a British Virgin Islands Company with its Registered Office at P.O. Box 146, Road Town, Tortola, British Virgin Islands; (“Purchaser” or “BROOK”).

            WHEREAS, Seller has authorized two hundred and fifty million (250,000,000) shares of Common stock and twenty-five million (25,000,000) shares of $.001 par value preferred stock; and

            WHEREAS, as part of the consideration of the Amendment to Assignment and License Agreement between PearLoxx Limited and Seller dated March 9, 2015, Seller has agreed to deliver a total of five million seven hundred six thousand five hundred and six (5,706,506)shares to Purchaser (the “Purchased Shares”) as set forth in Exhibit “B” to this Agreement; and

WHEREAS, Seller grants Purchaser the right to acquire the Purchased Shares as part of the consideration of the Consulting Agreement between BROOK and Seller; and

WHEREAS, Purchaser desires to purchase the Purchased Shares and Seller desires to sell the Purchased Shares, upon the terms and subject to the conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Agreement, and in order to consummate the purchase and the sale of the Purchased Shares, it is hereby agreed as follows:

1.      PURCHASE AND SALE: Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated herby, Seller shall sell, convey, transfer, and deliver to Purchaser certificates representing the Purchased Shares, and Purchaser shall purchase from Seller the Purchased Shares in consideration of the purchase price set forth in Exhibit “B” to this Agreement. The certificates representing the Purchased Shares shall be duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed in blank, in either case with signatures guaranteed in the customary fashion, and shall have all the necessary documentary transfer tax stamps affixed thereto at the expense of Seller. The closing of the transactions contemplated by this Agreement (“Closing”), shall be held at 1327 Ocean Avenue Suite B Santa Monica, CA 90401 on March 30, 2015, at 10:00 AM PST, or such other place, date and time as the parties hereto may otherwise agree.

2.      NUMBER OF PURCHASED SHARES AND PAYMENT OF PURCHASE PRICE. The number of Purchased Shares and total consideration for the purchase of the Purchased Shares are set forth in Exhibit “B” to this Agreement.

3.      REGISTRATION RIGHTS.           The Purchased Shares have certain Registration Rights as set forth in the Registration Rights Agreement attached herewith as Exhibit “C”.

4.      REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby warrants and represents:

a.       Organization and Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to carry on its business as it is now being conducted.

b.      Restrictions on Stock.

                                                                    i.            Seller is not a party to any agreement, written or oral, creating rights in respect of the Purchased Sharesin any third person or in relation to the voting of the Corporation’s Stock.

                                                                  ii.            Seller is the lawful owner of the Purchased Shares, free and clear of all security interests, liens, encumbrances, equities and other charges.

                                                                iii.            There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the Purchased Shares, nor are there any securities convertible into such stock.

5.      NO BROKERAGE COMMISSION, FINDER’S FEE OR LIKE PAYMENT. Seller and Purchaser hereby represent and warrant that there has been no act or omission by Seller or Purchaser which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder’s fee, or other like payment in connection with the transaction contemplated hereby.

6.      GENERAL PROVISIONS

a.       Entire Agreement. This agreement (including the exhibits hereto and any written agreements referred to herein executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

b.      Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

c.       Governing Law. This agreement and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of California. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in Los Angeles County, State of California. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party’s reasonable attorney’s fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

IN WITNESS WHEREOF, This Agreement has been executed by each of the parties hereto on the date first above written.

SELLER:

PearTrack Security Systems, Inc.

By: /s/ Edward W. Withrow, Jr

Edward W. Withrow Jr.

CEO

BUYER:

Brook Invest & Finance S.A.

By: /s/ Kiran C. Patel

Kiran C. Patel

Director

EXHIBIT

“A”

PURCHASERS EQUITY OWNERSHIP

IN

PEARTRACK SECURITY SYSTEMS, INC.

Five Million Seven Hundred Six Thousand Five Hundred and Six (5,706,506)Shares of Common Stock of PearTrack Security Systems, Inc. held in the name of Brook Invest & Finance SA.

EXHIBIT

“B”

NUMBER OF SHARES TO BE PURCHASED

AND

PAYMENT OF PURCHASE PRICE

  Five Million Seven Hundred Six Thousand Five Hundred and Six (5,706,506)shares of common stock of PearTrack Security Systems, Inc.

  The Purchased Shares are being sold at par value $.001 per share for a total of five thousand seven hundred and six dollars and fifty cents (US $5,706.50).

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (“Agreement”) is made and entered into as of the 9th day of March, 2015 (the “Effective Date”), by and between Brook Invest & Finance S.A.,a British Virgin Islands Company, with its Registered Office at P.O. Box 146, Road Town, Tortola, British Virgin Islands (“BROOK”) and PearTrack Security Systems, Inc., a Nevada corporation, having a principal place of business at 1327 Ocean Avenue Suite B Santa Monica, CA 90401 (“PTSS” or the “Company”).

WHEREAS, in connection with the purchase by BROOK of five million seven hundred six thousand five hundred and six (5,706,506)shares of the Company’s Common Stock (the “Purchased Shares”), the Company has agreed to enter into this Registration Rights Agreement.

NOW THEREFORE, in consideration of the mutual agreements, covenants and conditions and releases contained herein, the Company and the Purchaser hereby agree as follows:

I.                   Definitions.  As used herein:

A.                The term “Holder” means any person owning or having the right to acquire Registrable Shares or any assignee thereof in accordance with Section 2.8 hereof.

B.                 The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (as defined below) and the applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

C.                 For the purposes hereof, the term “Registrable Shares” means and includes (i) the Purchased Shares and (ii) any common stock of the Company issued or issuable as a result of a stock split, dividend or other distribution with respect to or in exchange for or in replacement of the Purchased Shares.

D.                The term “Ownership Percentage” means and includes, with respect to each Holder of Registrable Shares requesting inclusion of Registrable Shares in an offering pursuant to this Agreement, the number of Registrable Shares held by such Holder divided by the aggregate of (i) all Registrable Shares held by all Holders requesting registration in such offering and (ii) the total number of all other securities entitled to registration pursuant to any agreement with the Company and held by others participating in the underwriting.

E.                 The term “Securities Act” means the Securities Act of 1933, as amended.

F.                  The term “Public Offering” means and includes the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offer and sale of securities to the general public for the account of the Company.

II.                Registration Rights.

A.                “Piggy Back” Registration.  If at any time the Company shall determine to register under the Securities Act (including pursuant to a demand of any stockholder of the Company exercising registration rights) any of its common stock (other than a registration relating solely to the sale of securities to participants in a Company employee benefits plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Shares or a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities which are also being registered), it shall send to each Holder written notice of such determination and, if within ten (10) business days after receipt of such notice, such Holder shall so request in writing, the Company shall use its best efforts to include in such registration statement all of the Registrable Shares that such Holder requests to be registered, except that if, in connection with any offering involving an underwriting of common stock to be issued by the Company, the managing underwriter shall impose a limitation on the number of shares of common stock included in any such registration statement because, in such underwriter’s judgment, such limitation is necessary based on market conditions, the Company shall be obligated to include in such registration statement, with respect to the requesting Holder, only an amount of Registrable Shares equal to the product of (i) the number of Registrable Shares that remain available for registration after the underwriter’s cut back and (ii) such Holder’s Ownership Percentage, as that term is defined in Section 1.4.  Notwithstanding the foregoing, (a) no such reduction shall be made with respect to securities being offered by the Company for its own account, and (b) any person who has or is granted registration rights, which have priority over the rights, granted hereunder shall have priority in case of any cut back.  If any Holder disapproves of the terms of such underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter.

B.                 Effectiveness.

1.                  The Company will use its best efforts to maintain the effectiveness for the period described in the plan of distribution set forth in the registration statement.

2.                  The Company will from time to time amend or supplement such registration statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation.

C.                 Indemnification.

1.                  Indemnification of Holders.  In the event that the Company registers any of the Registrable Shares under the Securities Act, the Company will indemnify and hold harmless each Holder and each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such shares may be sold) and each person, if any, who controls such Holder within the meaning of the Securities Act or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities (or any action in respect thereof), joint or several, to which they or any of them become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse each such Holder, each such underwriter and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them, as such expenses are incurred, in connection with investigating, defending, or settling any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company); (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading; or (iii) any violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a state securities law or any rule or regulation under the Securities Act, the Exchange Act or any state securities law; provided, however, that the indemnity contained in this Section 2.3(a) will not apply where such untrue statement or omission was made in such registration statement, preliminary or amended, preliminary prospectus or prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Holder of Registrable Shares, any such underwriter or any such controlling person expressly for use therein. Promptly after receipt by any Holder of Registrable Shares, any underwriter or any controlling person of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such Holder of Registrable Shares, or such underwriter or such controlling person, as the case may be, will notify the Company in writing of the commencement thereof, and, subject to the provisions hereinafter stated, the Company shall assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such Holder of Registrable Shares, such underwriter or such controlling person, as the case may be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company.  Such Holder of Registrable Shares, any such underwriter or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof in the event the representation of such Holder, underwriter or controlling person by counsel retained by or on the behalf of the Company would be inappropriate due to conflicts of interest between any such person and any other party represented by such counsel in such proceeding or action, in which case the Company shall pay, as incurred, the fees and expenses of such separate counsel.  The Company shall not be liable to indemnify any person under this Section 2.3(a) for any settlement of any such action effected without the Company’s consent (which consent shall not be unreasonably withheld).  The Company shall not, except with the approval of each party being indemnified under this Section 2.3(a) (which approval will not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

2.                  Indemnification of Company.In the event that the Company registers any of the Registrable Shares under the Securities Act, each Holder of the Registrable Shares so registered will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each underwriter of the Registrable Shares so registered (including any broker or dealer through whom any of such shares may be sold) and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities (or any action in respect thereof), joint or several, to which they or any of them may become subject under the Securities Act or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them, as such expenses are incurred, in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the prospectus (or the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such Holder, expressly for use therein; provided, however, that such Holder’s obligations hereunder shall be limited to an amount equal to the net proceeds to such Holder of the Registrable Shares sold in such registration.  Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against such Holder of Registrable Shares, the Company will notify such Holder of Registrable Shares in writing of the commencement thereof, and such Holder of Registrable Shares shall, subject to the provisions hereinafter stated, assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against such Holder of Registrable Shares.  The Company and each such director, officer, underwriter or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof in the event the representation of the Company, any of its officers or directors or any underwriter or controlling person by counsel retained by or on the behalf of such Holder would be inappropriate due to conflicts of interest between any such person and any other party represented by such counsel in such proceeding or action, in which case such Holder shall pay, as incurred, the fees and expenses of such separate counsel, but only one such counsel.  Notwithstanding the two preceding sentences, if the action is one in which the Company may be obligated to indemnify any Holder of Registrable Shares pursuant to Section 2.3, the Company shall have the right to assume the defense of such action, subject to the right of such Holders to participate therein as permitted by Section 2.3.  Such Holder shall not be liable to indemnify any person for any settlement of any such action effected without such Holder’s consent (which consent shall not be unreasonably withheld).  Such Holder shall not, except with the approval of the Company (which approval shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to the party being so indemnified of a release from all liability in respect to such claim or litigation.

D.                Contribution.  If the indemnification provided for in Section 2.3 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

E.                 Exchange Act Registration.  With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the Securities and Exchange Commission (the “SEC”) that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

1.                  File on a timely basis with the Securities and Exchange Commission all information that the Commission may require under either of Section 13 or Section 15(d) of the Exchange Act and, so long as it is required to file such information, take all action that may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exempted rule hereinafter in effect) with respect to the Company’s common stock; and

2.                  Furnish to any Holder forthwith upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the Securities and Exchange Commission, and (iii) any other reports and documents that a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such Registrable Shares without registration.

F.                  Further Obligations of the Company.  Whenever the Company is required hereunder to register Registrable Shares, it agrees that it shall also do the following:

1.                  Furnish to each selling Holder such copies of each preliminary and final prospectus and any other documents that such Holder may reasonably request to facilitate the public offering of its Registrable Shares;

2.                  Use its best efforts to register or qualify the Registrable Shares to be registered pursuant to this Agreement under the applicable securities or “blue sky” laws of such jurisdictions as any selling Holder may reasonably request and keep such registration or qualification effective during the period set forth in Section 2.6(j) below; provided, however, that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action that would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject;

3.                  Notify each Holder of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

4.                  Cause all such Registrable Shares registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed;

5.                  Provide a transfer agent and registrar for all Registrable Shares registered pursuant hereunder and a CUSIP number for all such Registrable Shares, in each case not later than the effective date of such registration;

6.                  In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement and other customary agreements, in usual and customary form, with the managing underwriter of such offering.  Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement;

7.                  Furnish, at the request of any Holder requesting registration of Registrable Shares pursuant to this Section 2, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Section 2, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective:

a.                   at the request of any Holder, to furnish on the effective date of the Registration Statement or, if the offering is underwritten, on the date that Registrable Shares are delivered to the underwriters for sale, an opinion of counsel, dated such date, representing the Company for the purposes of such registration, addressed to the underwriters and to such Holder, stating that such registration statement has become effective under the Securities Act and that (i) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (ii) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or other financial data contained therein), and (iii) such other opinions as reasonably may be requested by counsel for the underwriters or by such Holder or its counsel;

b.                  “comfort” letters signed by the Company’s independent public accountants who have examined and reported on the Company’s financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants’ “comfort” letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ “comfort” letters delivered to the underwriters in underwritten public offerings of securities, but only if and to the extent that the Company is required to deliver or cause the delivery of such opinion or “comfort” letters to the underwriters in an underwritten public offering of securities;

8.                  Make available for inspection by any seller of Registrable Shares, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

9.                  Furnish to each selling Holder, upon request, a copy of all documents filed and all correspondence from or to the Securities and Exchange Commission in connection with any such offering unless confidential treatment of such information has been requested of the Securities and Exchange Commission;

10.              Keep such registration continuously effective for such reasonable period necessary to permit the Holder or Holders to complete the distribution described in the registration statement relating thereto or 180 days, whichever first occurs;

11.              promptly prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act, and to keep such registration statement effective for that period of time specified in Section 2.6(j) above;

12.              use best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Shares for sale in any jurisdiction, at the earliest possible moment; and

13.              Take such other actions as shall be reasonably requested by any Holder.

G.                Expenses.  In the case of a registration under Section 2.1 the Company shall bear all costs and expenses of each such registration, including, but not limited to, printing, legal and accounting expenses, Securities and Exchange Commission filing fees and “blue sky” fees and expenses; provided, however, that the Company shall have no obligation to pay or otherwise bear (i) any portion of the fees or disbursements of more than one counsel for the Holders in connection with the registration of their Registrable Shares, which in no event shall exceed $75,000, (ii) any portion of the underwriter’s commissions or discounts attributable to the Registrable Shares being offered and sold by the Holders of Registrable Shares, or (iii) any of such expenses if the payment of such expenses by the Company is prohibited by the laws of a state in which such offering is qualified and only to the extent so prohibited.

H.                Transfer of Registration Rights.  The registration rights of a Holder of Registrable Shares under this Agreement may be transferred as set forth below provided (1) the transferee is bound by the terms of this Agreement and (2) the Company is given written notice prior to such transfer.  Accordingly, the registration rights of a Holder of Registrable Shares may be transferred (i) to any partner or affiliate of a Holder, (ii) in the case of an individual, to any member of the immediate family of such individual or to any trust for the benefit of the individual or any such family member or members, or (iii) to any other transferee which receives at least 1,000,000 Registrable Shares.  Notwithstanding the foregoing, the registration rights of a Holder under this Agreement may not be transferred to an entity, or a person controlled by, under common control with or controlling such entity, which is a direct competitor of the Company.

I.                   Market Stand-Off Agreement.  Provided that all Holders are treated equally and all officers and directors of the Company are also so bound, no Holder shall, to the extent requested by any managing underwriter of the Company, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Shares during a period (the “Stand-Off Period”) not to exceed 180 days following the effective date of a registration statement of any secondary offering of the Company under the Securities Act, (or in each case such shorter period as the Company or managing underwriter may authorize), and except in each case, for securities sold as part of the offering covered by such registration statement in accordance with the provisions of this Agreement.  In order to enforce the foregoing covenant, the Company may impose stock transfer restrictions with respect to the Registrable Shares of each Holder until the end of the Stand-Off Period; provided, that (a) the Holders shall not be subject to this provision unless each officer, director and each person then owning greater than one percent (1%) of the outstanding Common Stock (on a fully diluted basis) has executed and remains bound by a comparable obligation; and (b) nothing herein shall prevent any Holder from making a distribution of Registrable Shares to an affiliate of such Holder that is otherwise in compliance with applicable securities laws, so long as such distributee agrees to be so bound.

Notwithstanding the foregoing, the obligations described in this Section 2.9 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

J.                   Termination of Registration Rights.  The obligations of the Company to register any Holder’s Registrable Shares pursuant to this Section 2 shall terminate at such time as all of a Holder’s Registrable Shares may immediately be sold under Rule 144 taking into account any volume limitations.

III.             Assignability.  This Agreement shall be binding upon and inure to the benefit of the respective heirs, successors and assigns of the parties hereto.

IV.             Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California.

V.                Amendment.  Any modification, amendment, or waiver of this Agreement or any provision hereof, either retroactively or prospectively, shall be in writing and be executed by the Company and the holders of not less than fifty percent (50%) of the Registrable Shares which shall be binding upon all of the parties hereto.

VI.             Counterparts.  This Agreement may be executed in any number of counterparts and via facsimile, each of which shall be an original, but all of which together shall constitute one instrument.

VII.          Notice.  Any notices and other communications required or permitted under this Agreement shall be effective if in writing and delivered personally or sent by telecopier, federal express or registered or certified mail, postage prepaid, addressed as follows:

If to Registrant, to:	Brook Invest & Finance SA P.O. Box 146, Road Town Tortola, British Virgin Islands Fax: Email: Kiran@whitmill.com Attention: Kiran C. Patel
If to the Company, to:	PearTrack Security Systems, Inc. 1327 Ocean Avenue, Suite B Santa Monica, CA 90401 Fax: (888) 899.1399 billw@peartracksecuritysystems.com Attention: Edward W. Withrow Jr

Unless otherwise specified herein, such notices or other communications shall be deemed effective (a) on the date delivered, if delivered personally, (b) two business days after being sent, if sent by Federal Express, (c) one business day after being sent, if sent by telecopier with confirmation of good transmission and receipt, and (d) three business days after being sent, if sent by registered or certified mail.  Each of the parties herewith shall be entitled to specify another address by giving notice as aforesaid to each of the other parties hereto.

            IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PEARTRACK SECURITY SYSTEMS, INC. By: Edward W. Withrow Jr. CEO
BROOK INVEST & FINANCE SA By: __________ Kiran C. Patel Director

CONSULTING AGREEMENT

This Consulting Agreement (the "Agreement") is entered into as of this 9th day of March, 2015 (the "Effective Date"), by and between PearTrack Security Systems, Inc. a Nevada corporation with offices at 1327 Ocean Avenue, Suite B, Santa Monica, CA 90401 (PTSS or the "Company") and Brook Invest & Finance S.A.,a British Virgin Islands Company, with its Registered Office at P.O. Box 146, Road Town, Tortola, British Virgin Islands  ("Consultant") (together the "Parties").

WHEREAS, Consultant possesses certain relationships in the international shipping of commercial goods business, operators and owners of maritime ports and insurance companies; and

WHEREAS, Company believes that Consultants business relationships and acumen are valuable and have the potential to generate business for Company. Therefore Company wishes to retain the services of Consultant on the terms and conditions set forth below, and

WHEREAS, Consultant is willing to provide services to Company, on the terms and conditions set forth below.

NOW, THEREFORE, the parties agree as follows:

1.                  Services.  Consultant will perform the services set forth on Exhibit “ONE”, or as amended by mutual written agreement.  It is agreed and understood that the nature and manner of services provided hereunder shall be within Consultant’s area of professional expertise and/or historical experience.

(a)    Direction.  Consultant shall be directed by and shall report to E. William Withrow Jr. or his successor.

(b)   Start Date.  Consultant's consulting obligations to Company shall begin on April 1, 2015.

(c)    Term.  This Agreement shall commence on the Start Date and, unless earlier terminated in accordance with Section 15, shall continue up to and including April 1, 2020 (the "Term").  The Parties can automatically extend the Term in one-year increments upon mutual agreement. Any extension shall be in writing.

2.                  Method of Performance.  Consultant and Company shall mutually determine the method, details, and means of performing and fulfilling its duties hereunder.

3.                  Other Employment.  Company acknowledges and agrees that Consultant may assume other commitments, and has ongoing or intends to obtain engagements outside of Consultant's work for Company during the Term ("Other Engagements"); provided that Consultant fully complies with the confidentiality obligations contained in Section 9.  Consultant shall reasonably notify Company of any Other Engagements, which may pose a conflict of interest, it being understood that such notice shall allow Company sufficient basis to proceed in accordance with Section 15(b)(2), below.

4.                  Status as Independent Contractor; Nature of Relationship.  It is agreed and understood that Consultant is an independent contractor and will not act as an agent nor shall those acting on behalf of Consultant be deemed an employee of Company for the purposes of any employee benefit programs, income tax withholding, FICA taxes, unemployment benefits, and worker’s compensation insurance, or otherwise.  Consultant shall not enter into any agreement or incur any obligations on Company’s behalf, or commit Company in any manner without Company’s prior written consent.

5.                  Resources.  Consultant shall provide such tools and facilities, as Consultant may deem necessary in the performance of Consultant's duties hereunder.  Upon Consultant's reasonable request, Company shall provide such incidental resources to Consultant as Company in its discretion believes may be warranted.

6.                  Compensation.  It is agreed and understood, that subject to the Term and performance under Section 1, Consultant shall be paid as follows:

(a)               Sales Commission Compensation.

a.       Company will pay the following commissions to Consultant on all of the Adjusted Gross Revenue generated from the sale of its PearTrack or PearLoxx Products to customers introduced by the Consultant, as well as the revenue generated from those customers by way of monthly fees attributed to the PearTrack or PearLoxx online Tracking Portal:

i.           Fifty (50%) percent of all adjusted gross revenue up to five hundred million (US $500,000,000) dollars; and

ii.         Thirty (30%) percent of all adjusted gross revenue in excess of five hundred million (US $500,000,000) dollars.

7.                  Expenses.   Consultant will be reimbursed for the reasonable expenses Consultant incurs directly in connection with services provided under this Agreement, following the submission of documentation evidencing and confirming such expenses.

8.                  Compliance with all Laws.  Consultant agrees that in the course of providing its services to Company, it shall not engage in any practice or commit any acts in violation of any federal, state or local law or ordinance.

9.                  Non-Disclosure Obligations.

(a)                Definition of "Information."  “Information” shall mean materials, data, or information in any form, whether written, oral, digital, or otherwise, provided by or obtained from Company, Company's agents, or Company's contractors in connection with Consultant's engagement by Company.  Technical or business information of a third person furnished or disclosed to Consultant under this Agreement shall constitute Information of Company unless otherwise specifically indicated in writing.

(b)               Confidential Information.  For purposes of this Agreement, the term "Confidential Information" shall mean Information regarding Company's business and products, and including any new PearTrack or PearLoxx products and/or IP, including, but not limited to, Information regarding GPS tracking, monitoring and security products, processing and manufacturing capabilities, copyrighted or patentable subject matter, research, development, innovations, inventions, designs, technology, improvements, trade secrets, business affairs and finances, customers, employees, operations, facilities, consumer markets, products, capacities, systems, procedures, security practices, data formats, and business methodologies.

(c)                Consultant's Obligations.  Consultant shall maintain all Confidential Information relating to or obtained from Company by Consultant in confidence, and Consultant shall use best efforts to protect and safeguard the Confidential Information.

(d)               Use of Confidential Information.  Without Company's prior written approval, Consultant: (a) shall not use Confidential Information directly or indirectly for any purpose except in connection with the services Consultant performs on behalf of Company; and (b) shall not disclose, sell, assign, transfer, share or lease Confidential Information of Company, or make such Confidential Information available to, or make it available for the use or benefit of, any third party.

(e)                Exceptions to Confidentiality Obligations.  The obligations of this Agreement shall not apply to Confidential Information which Consultant shall demonstrate, by clear and convincing evidence:

1.                  is or becomes publicly available (other than through unauthorized disclosure under this Agreement);

2.                  is already known by Consultant without an obligation of confidentiality prior to the disclosure thereof by Company, as evidenced by Consultant's written records, maintained in the ordinary course, existing before the first date of Consultant's engagement with Company; or

3.                  is rightfully received by Consultant from a third party free of any obligation of confidentiality.

10.              Former Engagement Information.  Consultant shall not, during Consultant's engagement with Company, improperly use or disclose any proprietary information or trade secrets of any former employer, hiring party, or other person or entity with which Consultant has an agreement or duty to keep in confidence, if any, and shall not bring onto the premises of Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person, hiring party, or entity.

11.              Court or Agency Order.  In the event Consultant receives a subpoena or order of a court or administrative body requesting disclosure of Company’s Confidential Information, Consultant agrees (a) that, as promptly as possible after learning of such disclosure obligation and before making such disclosure, Consultant shall notify Company of such obligation to make such disclosure, to allow Company an opportunity to object to such disclosure or to obtain a protective order or other appropriate relief; (b) that Consultant shall provide such cooperation and assistance, at Company's expense, as Company may reasonably request in any effort by Company to obtain such relief; and (c) that Consultant shall take all appropriate steps to limit the amount and scope of Confidential Information so disclosed and to protect its confidentiality.

12.              Non-Solicitation.  Consultant agrees not to solicit or encourage employees of Company to work for a Competitor during the Term, and for a period of one year after expiration of the Term. "Competitor" means any person or organization, including Consultant him or herself, engaged in, or about to become engaged in, research on or the acquisition, development, production, distribution, marketing or providing of a Competing Product.  "Competing Product" means any product, process, or service of any person or organization other than Company, in existence or under development, which both (A) is identical to, substantially the same as, or an adequate substitute for any product, process, or service of Company, in existence or under development, on which Consultant works during the Term or about which Consultant acquires Confidential Information, and (B) is (or could reasonably be anticipated to be) marketed or distributed in such a manner and in such a geographic area as to actually compete with such product, process or service of Company.

13.              Inventions.  For purposes of this Agreement, the term "Inventions" shall mean any and all inventions, original works of authorship, developments, concepts, improvements, or trade secrets (whether or not patentable or registrable under copyright or similar laws) which relate to the business and products of Company, as defined in Exhibit D and including any new products and/or IP and which Consultant either (i) solely or jointly conceives, develops, or reduces to practice during Company time, at Company's direction, or using Company equipment or resources; or (ii) solely or jointly conceives, develops, or reduces to practice based on Company Confidential Information.  Consultant will promptly make full written disclosure of Inventions to Company and will hold such Inventions in trust for the sole right and benefit of Company.  Consultant hereby assigns to Company all Consultant's right, title and interest in and to Inventions.  Without limiting the foregoing, Consultant further acknowledges that all Inventions (x) which are original works of authorship; (y) which are made by Consultant (solely or jointly with others) within the scope of Consultant's engagement hereunder; and (z) which are protectable by copyright, shall be deemed, to the extent applicable, “works made for hire,” as that term is defined in the United States Copyright Act.  It is agreed and understood that Consultant inventions, original works of authorship, developments, concepts, improvements, or trade secrets (whether or not patentable or registrable under copyright or similar laws), which do not qualify as “Inventions” hereunder, shall not be subject to this Section 13.

14.              Patent and Copyright Registration.  Consultant agrees to assist Company, or its designee, at Company’s expense, in every reasonable way to secure Company’s rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to Company of all pertinent information and data with respect thereto and the execution of all applications, specifications, oaths, assignments and all other instruments which Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto.

15.              Termination.  This Agreement may be terminated without liability as follows:

For Cause.  If either Party is in material breach, the non-breaching party may terminate this Agreement upon providing the breaching party (a) with written notice, specifying the breach, and (b) with a ten (10) day opportunity to cure, commencing upon the effective date of such notice.

16.              Consequences of Termination on Compensation.

Any introduction of a customer by the Consultant occurring prior to termination which results in a signed contract between the Company and the customer for the provision of PearTrack or PearLoxx products and/or services either prior to or within a year of Termination shall accrue Compensation in accordance with clause 6(c) above. Termination of this Agreement shall be without prejudice to any rights, which have already accrued, to either of the parties under this Agreement.

17.              Survival.  The following provisions shall survive the expiration or termination of this Agreement:  Sections 6, 9, 11, 12, 14, and 17.

18.              Return of Property.  Consultant expressly agrees that upon completion its consulting services under this Agreement, or at any time prior to that time upon request of Company, Consultant will return to Company all property of Company obtained or received by Consultant during the Term of this Agreement including, but not limited to, any and all files, computers, computer equipment, software, diskettes or other storage media, documents, papers, records, notes, agenda, memoranda, plans, calendars and other books and records of any kind and nature whatsoever containing information concerning Company or its customers or operations.

19.              No Oral Modification.  This Agreement may not be changed orally, and no modification, amendment, or waiver of any provision contained in this Agreement, or any future representation, promise, or condition in connection with the subject matter of this Agreement shall be binding upon any party hereto, unless made in writing and signed by such party.

20.              Entire Agreement.  This Agreement contains the entire agreement between the Parties and supersedes any and all previous agreements of any kind whatsoever between them, whether written or oral, and all prior and contemporaneous discussions and negotiations have been and are merged and integrated into, and are superseded by, this Agreement.  This is an integrated document.

21.              Severability.  In the event that any provision of this Agreement or the application thereof should be held to be void, voidable, unlawful or, for any reason, unenforceable, the remaining portion and application shall remain in full force and effect, and to that end the provisions of this Agreement are declared to be severable.

22.              Governing Law.  This Agreement is made and entered into, and shall be subject to, governed by, and interpreted in accordance with the laws of the State of California and shall be fully enforceable in the courts of that state, without regard to principles of conflict of laws.  The Parties (i) agree that any suit, action or other legal proceeding arising out of this Agreement may be brought in the United States District Court for the District of California, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Alameda County, California; (ii) consent to the jurisdiction of any such court; and (iii) waive any objection which they may have to the laying of venue in any such court.  The Parties also consent to the service of process, pleadings, notices or other papers by regular mail, addressed to the party to be served, postage prepaid, and registered or certified with return receipt requested.

23.              Notices.  All notices, requests, consents, approvals and other communications required or permitted under this Agreement ("Notices") shall be in writing and shall be delivered to the addresses listed above, by mail, by hand, or by facsimile transmission, unless otherwise provided in this Agreement.  Such Notices shall be effective (i) if sent by mail, three business days after mailing; (ii) if sent by hand, on the date of delivery; and (iii) if sent by facsimile, on the date indicated on the facsimile confirmation.  Any party may change its address or facsimile number for notification purposes by giving all of the individuals and entities noted above notice, in accordance with the notice provisions set forth in this Section, of the new address or facsimile number and the date upon which it will become effective.

24.              No Assignment.  Neither this Agreement nor any portion hereof is assignable.

25.              Counterparts.  This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the effect of a signed original.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by the undersigned duly authorized persons as of the day and year above stated.

PEARTRACK SECURITY SYSTEMS, INC.

By: ______________________

Name: Edward W. Withrow Jr.

Title:   CEO

BROOK INVEST & FINANCE SA

By: ________________________

Name: Kiran C. Patel

Title: Director

EXHIBIT “ONE”

CONSULTANT’S SERVICES

            WHEREAS, Consultant possesses certain relationships in the international shipping of commercial goods business, operators and owners of maritime ports and insurance companies; and

            WHEREAS, Company believes that Consultants business relationships and acumen are valuable and have the potential to generate business for Company. Therefore Company wishes to retain the services of Consultant which shall be as follows:

            During the Term of the Contract, the Consultant shall use its best endeavors to introduce the Company and its products to:-

1.      Cargo Owners

2.      Maritime Port owners

3.      Shipping companies

4.      Railway companies

5.      any other transportation industry sector that is involved in the shipment of goods and that would benefit from the Company’s products

            In addition to the foregoing, the Consultant shall make introductions to ‘policy makers’ being cargo underwriters, insurance companies or government entities who promulgate policy related to insurance requirements for container shipping/transportation industries, railway companies or any other industry.

            The purpose of such introductions shall be for the securing of binding contracts for the sale of the company’s products or services.